EXHIBIT INDEX

1.5      Consent  in   Writing  in  Lieu  of  Meeting  of  Board  of   Directors
         establishing Accounts PZ, QZ RZ, SZ and TZ on March 30, 2001

9. Opinion of counsel and consent to its use as to the legality of the securities registered

10.      Consent of Independent Auditors

14. Power of Attorney to sign Amendments to this Registration Statement dated April 25, 2001